Exhibit 99.1
PATHWARD FINANCIAL, INC. AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Financial Statements

On August 28, 2024, Pathward, N.A. (“Pathward”) a wholly owned subsidiary of Pathward Financial Inc. ( the “Company”) entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”) with Honor Capital Corporation, a Florida corporation (“Purchaser”), the successor by assignment to AFS IBEX Financial Services, LLC and Honor Capital Holdings, LLC as guarantor (“Guarantor”), pursuant to which Pathward agreed to sell to the Purchaser (the “Transaction”) substantially all of the assets and liabilities related to Pathward’s commercial insurance premium finance business (the “Business”). The sale closed on October 31, 2024.

The accompanying pro forma consolidated financial statements are presented to show the effects of the sale of the Business, including the receipt of proceeds from the sale, on the Company’s consolidated financial statements. The unaudited pro forma consolidated financial statements and the notes thereto should be read together with the Company’s consolidated financial statements and the notes thereto as of and for the year ended September 30, 2023; the Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023; and the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended June 30, 2024.

Unaudited Pro Forma Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	As of June 30, 2024 (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$298,926	$636,358	(b)	$935,284
Securities available for sale, at fair value	1,725,460	—		1,725,460
Securities held to maturity, at amortized cost (fair value $30,237)	34,026	—		34,026
Federal Reserve Bank and Federal Home Loan Bank Stock, at cost	24,449	—		24,449
Loans held for sale	29,380	—		29,380
Loans and leases	4,612,552	(620,858)	(c)	3,991,694
Allowance for credit losses	(79,836)	1,652	(c)	(78,184)
Accrued interest receivable	31,755	—		31,755
Premises, furniture, and equipment, net	36,953	(535)	(c)	36,418
Rental equipment, net	209,544	—		209,544
Goodwill and intangible assets	327,018	(12,270)	(c)	314,748
Other assets	280,053	(1,130)	(c)	278,923
Total assets	$7,530,280	$3,217		$7,533,497

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits	$6,431,516	$(12,729)	(c)	$6,418,787
Short-term borrowings	—	—		—
Long-term borrowings	33,329	—		33,329
Accrued expenses and other liabilities	300,187	2,150	(c)	302,337
Total liabilities	6,765,032	(10,579)		6,754,453

STOCKHOLDERS’ EQUITY
Preferred stock, 3,000,000 shares authorized, no shares issued, none outstanding at June 30, 2024	—	—		—
Common stock, $0.01 par value; 90,000,000 shares authorized, 25,215,159 shares issued, 25,085,230 shares outstanding at June 30, 2024	251	—		251
Common stock, Nonvoting, $0.01 par value; 3,000,000 shares authorized, no shares issued, none outstanding at June 30, 2024	—	—		—
Additional paid-in capital	636,284	—		636,284
Retained earnings	343,392	13,796	(d)	357,188
Accumulated other comprehensive loss	(207,992)	—		(207,992)
Treasury stock, at cost, 129,929 common shares at June 30, 2024	(6,181)	—		(6,181)
Total equity attributable to parent	765,754	13,796		779,550
Noncontrolling interest	(506)
Total stockholders’ equity	765,248	13,796		779,044
Total liabilities and stockholders’ equity	$7,530,280	$3,217		$7,533,497
See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statements of Operations

(Dollars in thousands, except per share data)	Nine Months Ended June 30, 2024 (a)	Pro Forma Adjustments (e)	Pro Forma
Interest and dividend income:
Loans and leases, including fees	$293,584	$(38,089)	$255,495
Mortgage-backed securities	29,795	—	29,795
Other investments	33,222	—	33,222
	356,601	(38,089)	318,512
Interest expense:
Deposits	11,900	—	11,900
FHLB advances and other borrowings	5,505	—	5,505
	17,405	—	17,405

Net interest income	339,196	(38,089)	301,107

Provision for credit loss	41,823	296	42,119

Net interest income after provision for credit loss	297,373	(38,385)	258,988

Noninterest income:
Refund transfer product fees	38,475	—	38,475
Refund advance fee income	43,244	—	43,244
Card and deposit fees	99,502	—	99,502
Rental income	40,958	—	40,958
Gain on sale of other	9,210	—	9,210
Other income	16,188	(185)	16,003
Total noninterest income	247,577	(185)	247,392

Noninterest expense:
Compensation and benefits	149,174	(6,536)	142,638
Refund transfer product expense	9,694	—	9,694
Refund advance expense	1,923	—	1,923
Card processing	104,061	—	104,061
Occupancy and equipment expense	27,211	(852)	26,359
Operating lease equipment depreciation	31,312	—	31,312
Legal and consulting	16,443	(247)	16,196
Intangible amortization	3,207	(146)	3,061
Impairment expense	3,012	—	3,012
Other expense	37,347	(2,046)	35,301
Total noninterest expense	383,384	(9,827)	373,557

Income before income tax expense	161,566	(28,743)	132,823

Income tax expense	26,088	(7,186)	18,902

Net income before noncontrolling interest	135,478	(21,557)	113,921
Net income attributable to noncontrolling interest	718	—	718
Net income attributable to parent	$134,760	$(21,557)	$113,203

Earnings per common share:
Basic	$5.27		$4.43
Diluted	$5.27		$4.42
Shares used in computing earnings per common share:
Basic	25,335,621		25,335,621
Diluted	25,364,642		25,364,642
See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statements of Operations

(Dollars in thousands, except per share data)	Fiscal Year Ended September 30, 2023 (f)	Pro Forma Adjustments (e)	Pro Forma
Interest and dividend income:
Loans and leases, including fees	$323,602	$(42,648)	$280,954
Mortgage-backed securities	41,197	—	41,197
Other investments	33,936	—	33,936
	398,735	(42,648)	356,087
Interest expense:
Deposits	4,356	—	4,356
FHLB advances and other borrowings	6,518	—	6,518
	10,874	—	10,874

Net interest income	387,861	(42,648)	345,213

Provision for credit loss	57,354	(2,359)	54,995

Net interest income after provision for credit loss	330,507	(40,289)	290,218

Noninterest income:
Refund transfer product fees	39,452	—	39,452
Refund advance fee income	37,433	—	37,433
Card and deposit fees	150,746	—	150,746
Rental income	54,190	—	54,190
Gain on sale of trademarks	10,000	—	10,000
Gain on sale of other	2,663	—	2,663
Other income	22,115	(589)	21,526
Total noninterest income	316,599	(589)	316,010

Noninterest expense:
Compensation and benefits	184,318	(8,006)	176,312
Refund transfer product expense	9,723	—	9,723
Refund advance expense	1,863	—	1,863
Card processing	105,498	—	105,498
Occupancy and equipment expense	34,691	(913)	33,778
Operating lease equipment depreciation	45,710	—	45,710
Legal and consulting	27,102	(490)	26,612
Intangible amortization	4,971	(344)	4,627
Impairment expense	3,273	—	3,273
Other expense	47,826	(2,518)	45,308
Total noninterest expense	464,975	(12,271)	452,704

Income before income tax expense	182,131	(28,607)	153,524

Income tax expense	16,324	(7,152)	9,172

Net income before noncontrolling interest	165,807	(21,455)	144,352
Net income attributable to noncontrolling interest	2,192	—	2,192
Net income attributable to parent	$163,615	$(21,455)	$142,160

Earnings per common share:
Basic	$6.01		$5.22
Diluted	$5.99		$5.20
Shares used in computing earnings per common share:
Basic	26,833,079		26,833,079
Diluted	26,923,606		26,925,606
See accompanying notes to unaudited pro forma consolidated financial statements.

Note 1 - Basis of Presentation

The unaudited pro forma consolidated balance sheet of the Company as of June 30, 2024 is presented as if the Transaction, as described in the notes to these unaudited pro forma consolidated financial statements, had occurred at June 30, 2024. The unaudited pro forma consolidated statements of operations for the year ended September 30, 2023 and for the nine months ended June 30, 2024 are presented as if the disposition had occurred on October 1, 2022. The unaudited pro forma condensed financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made. These adjustments do not reflect any expenses incurred in other business lines including those related to interest expense or shared services.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only, are based on information currently available, do not reflect all actions that may be undertaken by the Company after completion of the sale, and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the disposition been completed as of the dates indicated nor do they purport to project the future financial position or operating results to be expected in any future period.

Note 2 - Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma consolidated financial statements and are based on preliminary estimates, which may change as additional information is obtained.

a. Reflects the Company's historical consolidated statement of financial condition and statement of operations as of and for the nine months ended June 30, 2024, as presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2024.

b. Reflects the net cash consideration of $644.7 million received by the Company from the sale of the Business, less cash paid for advisory services of $2.7 million, and less cash on hand within the insurance premium finance business of $5.7 million as of June 30, 2024. The cash purchase price paid by the purchaser at the closing consisted of the net asset value of the assets purchased pursuant to the Purchase Agreement, which was $613.5 million, plus a $31.2 million premium. The purchase price is subject to the settlement of customary post-closing adjustments based on the final determination of the net asset value of the assets purchased and liabilities assumed, which are not expected to be material.

c. Reflects the Company's divestiture of the Business. Amounts represent the adjustments necessary to remove the assets and liabilities associated with the Business.

d. Reflects the adjustments related to the divestiture of the Business and the estimated gain on sale, net of tax, of approximately $13.8 million. The gain on sale reflects the premium of $31.2 million.

e. Reflects the Company's divestiture of the Business. Amounts represent the adjustments necessary to remove the historical revenues and expenses of the Business.

f. Reflects the Company's historical consolidated statement of operations for the year ended September 30, 2023, as presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on November 21, 2023.